SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2005
Date of Earliest Event Reported: April 29, 2005

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

     On April 29, 2005, CytRx Corporation (the “Company”) entered into an employment agreement with Dr. Scott Wieland pursuant to which Dr. Wieland will serve as the Company’s Vice President, Clinical and Regulatory Affairs. Dr. Wieland’s employment is at-will, and he will receive an annual base salary of $190,000. In addition, he will be eligible for a discretionary bonus as determined by the Company’s Board of Directors. He was also granted on April 29, 2005 a ten-year, nonqualified option under the Company’s 2000 Long-Term Incentive Plan to purchase 100,000 shares of the Company’s common stock at a price of $0.92 per share. This option will vest as to 1/3rd of the shares covered thereby on each of the first three anniversaries of the employment agreement, provided that Dr. Wieland remains in the Company’s continuous employ.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

     The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated April 29, 2005 between CytRx Corporation and Dr. Scott Wieland.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

	By:	/s/ MATTHEW NATALIZIO

Matthew Natalizio Chief Financial Officer

Dated: May 4, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated April 29, 2005 between CytRx Corporation and Dr. Scott Wieland.